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                                                                     EXHIBIT 5.1

                                                                  (EDWARD NATHAN
                                                                    & FRIEDLAND)
                                                                       [LOGO]

                     4th Floor, The Forum, 2 Maude Street, Sandown, Sandton 2196
                                      Correspondence PO Box 783347, Sandton 2146
                                                                 Dx 152 Randburg
                                Telephone 269 7600 International +27 11 269 7600
                                      Fax 269 7899 International +27 11 269 7899


     Gold Fields Limited
     24 St. Andrews Road
     Parktown
     South Africa
     2193
                                                               Our reference:
                                                938/DORON JOFFE/NJ/NEWA9999-001E

                                                    Direct Phone: 011 269-7703
                                                        E-mail:dj(at)enf.co.za

                                                              February 4, 2004

     Dear Sirs

     GOLD FIELDS LIMITED (THE "COMPANY")
     REGISTRATION STATEMENT ON FORM F-3 (THE "REGISTRATION STATEMENT")

     1 We have acted as your South African counsel in connection with the Company's registration under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offering by you of (i) ordinary shares (par value Rand 0.50 per share) (the "Ordinary Shares"), which may be evidenced by American Depositary Receipts, (ii) debt securities (the "Debt Securities"), (iii) rights to purchase Ordinary Shares and
          (iv) equity warrants with an aggregate initial purchase price of $650,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) for all of the foregoing securities.

     2 In giving this opinion, we have examined or are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the indenture filed as an exhibit to the Registration Statement (the "Indenture") and such other documents as we have deemed necessary or appropriate in order to give the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostat copies and the authenticity of the originals of such latter documents and that no entries have been made in the excerpts of the company's registers since the date these excerpts were provided to us. As to any effects material to this opinion which were not independently established or verified by us, statements and representations of officers and other representatives of the company and others have been relied upon.

     3    Based upon and subject to the foregoing, we are of the opinion that:

          3.1 The Company has been duly organized and is validly existing under the laws of South Africa.

          3.2 The Ordinary Shares of the Company have been duly and validly authorised and will, when allotted by the Board of Directors and issued and paid for as described in the Registration Statement, be duly and validly issued, fully paid and non-assessable.

          3.3 The Indenture has been duly and validly authorized and will, when entered into by the Company, constitute a valid and legally binding obligation of the Company.

          3.4 When the Debt Securities have been duly executed and authenticated in accordance with the Indenture and duly issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company.

     4 The foregoing opinion is limited to and governed by the laws of the Republic of South Africa and we express no opinion as to the laws of any other jurisdiction.

     5 This opinion is limited to matters addressed herein and is not to be read as an opinion with respect to any other matter.

     6 We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to the Registration Statement and to the reference to us under "Validity of Securities" in the Prospectus contained in such Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under
          Section 7 of the Act.

     7 Subject to all the limitations, qualifications and assumption set forth herein, Linklaters is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.2 to the Registration Statement.


          Yours faithfully

          /s/ Edward Nathan & Friedland (Proprietary) Limited
          EDWARD NATHAN & FRIEDLAND (PROPRIETARY) LIMITED